United States

Securities and Exchange Commission

Washington, DC 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant [X]        Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

Thrivent Mutual Funds

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check all boxes that apply):

[X]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

www.proxypush.com/THR

Your vote counts.

Dear Shareholder:

We recently sent you proxy materials concerning a proposal to elect a Board of Trustees for Thrivent Mutual Funds, which was considered at a Special Meeting of Shareholders on July 20, 2022, at 2:00 p.m. Central Time. The Special Meeting has been adjourned due to lack of sufficient votes being received. To allow shareholders more time to vote, the Special Meeting will reconvene on July 28, 2022, at 3:30 p.m. Central Time. Your vote matters. If you have not already, please review the proxy materials and take a moment to vote.

Vote quickly and easily using one of the following options. You will need your personalized control number to vote.

•	Online through the Vote Now button below.

•	Call 866-520-3408.

•	Mail your proxy ballot in the postage-paid envelope that was included in your proxy materials.

Your Control # is: 401127570221

If you have any questions about the proxy, please call Mediant, our partner vendor retained to coordinate the proxy solicitation and voting at 888-441-3205.

Thank you for voting and being a Thrivent Mutual Funds shareholder.

David S. Royal

President and Chief Investment Officer

Thrivent Mutual Funds

thriventfunds.com	Thrivent Funds P.O. Box 219348 Kansas City, Missouri 64121-9348	Phone 800-847-4836

Privacy Policy

Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. The principal underwriter for Thrivent Funds is Thrivent Distributors, LLC, a registered broker/dealer and member of FINRA and SIPC. These entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans.

* Please do not reply to this e-mail. This e-mail is for informational purposes only.

Thrivent Mutual Funds

Outbound Script

Meeting Date: July 20th, 2022, Adjourned to July 28, 2022

Toll-Free # 1-888-441-3205

GREETING:

Hello, is Mr./Ms.                          available?

IF YES SHAREHOLDER AVAILABLE:

Hi Mr./Ms.                         , my name is                          and I am calling on a recorded line on behalf of Thrivent Mutual Funds. The fund sent you proxy materials concerning a proposal to elect a Board of Trustees for Thrivent Mutual Funds, which was considered at a Special Meeting of Shareholders held on July 20th, 2022. The Special Meeting has been adjourned due to lack of sufficient votes being received. To allow shareholders more time to vote, the Special Meeting will reconvene on July 28th, 2022, at 3:30 p.m. Central Time.

The Board of Trustees recommends a vote “FOR” the proposal and we are calling to ask if you would like to vote along with the Board’s Recommendation.

IF YES TO VOTING WITH BOARD RECOMMENDATIONS:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                         , a proxy voting specialist on behalf of Thrivent Mutual Funds.

Today’s date is                          and the time is                          Eastern Time.

Mr./Ms.                          , I have recorded your vote in accordance with the Board’s recommendation. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-888-441-3205 Monday-Friday 9am-6pm Eastern Time. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF NO TO VOTING WITH THE BOARD’S RECOMMENDATIONS:

How would you like to cast your vote on the proposal? You may vote FOR ALL, WITHHOLD ALL or FOR ALL EXCEPT on the Director Proposal.

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Thrivent Mutual Funds

Outbound Script

Meeting Date: July 20th, 2022, Adjourned to July 28, 2022

Toll-Free # 1-888-441-3205

Proposal 1:

Elect a Board of Trustees of the Trust

1)   Michael W. Kremenak

2)   David S. Royal

3)   Janice B. Case

4)   Robert J. Chersi

5)   Arleas Upton Kea

6)   Paul R. Laubscher

7)   Robert J. Manilla

8)   James A. Nussle

9)   James W. Runcie

10) Constance L. Souders

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is                         , a proxy voting specialist on behalf of Thrivent Mutual Funds.

Today’s date is                          and the time is                          Eastern Time.

Mr./Ms.                          , I have recorded your vote with respect to the proposal as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-888-441-3205, Monday-Friday 9am-6pm Eastern Time. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF Shareholder NOT AVAILABLE:

Is there a better time to reach Mr./Ms.                        ? (IF YES) Make note & set up call back time.

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Thrivent Mutual Funds

Outbound Script

Meeting Date: July 20th, 2022, Adjourned to July 28, 2022

Toll-Free # 1-888-441-3205

If proxy materials not received:

I can resend the proxy materials to you. Do you have an email address I can send them to?

(IF YES: Type email addresses in the notes and read it back phonetically to the stockholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip, to confirm we have it correctly) If stockowner will not provide address or email address, they will need to contact their Financial Advisor to get a new package mailed to them.

Thank you. You should receive these proxy materials shortly. Included in the email will be the statement as well as the toll-free number to call us back and place your vote. The number is 1-888-441-3205 and we are available Monday-Friday 9am-6pm Eastern Time.

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